UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 31, 2018

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 31, 2018, Zillow Group, Inc. (“Zillow Group”) held its 2018 Annual Meeting of Shareholders. At the 2018 Annual Meeting, Zillow Group’s shareholders voted:

(1)	to elect three directors, Erik Blachford, Spencer M. Rascoff, and Gordon Stephenson, to serve until the 2021 Annual Meeting of Shareholders, each upon nomination by Zillow Group’s board of directors;

(2)	to approve, on an advisory basis, the compensation of Zillow Group’s named executive officers; and

(3)	to ratify the appointment of Deloitte & Touche LLP as Zillow Group’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The company's inspector of election certified the following voting results:

Proposal 1: Election of Directors

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Eric Blachford	72,862,619	21,952,966	7,513,604
Spencer M. Rascoff	90,372,914	4,442,671	7,513,604
Gordon Stephenson	84,033,535	10,782,050	7,513,604

Proposal 2: Advisory Vote to Approve the Compensation of Named Executive Officers

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
85,501,263	6,679,502	2,634,820	7,513,604

Proposal 3: Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN
102,146,567	103,080	79,542

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2018	ZILLOW GROUP, INC.

	By:	/s/ SPENCER M. RASCOFF
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer